                                                           Exhibit 10.8


                                MASTER LEASE AGREEMENT
                         MMC/GATX PARTNERSHIP NO. I - LESSOR

    MASTER LEASE AGREEMENT dated as of February 28, 1994 by and between MMC/GATX Partnership No. I (hereinafter called "Lessor") having its principal office and place of business at c/o GATX Capital Corporation, Four Embarcadero Center, Suite 2200, San Francisco, California 94111 and FOCAL, INC. (hereinafter called "Lessee") having its principal office and place of business at One Kendall Square, Building 600, Cambridge, Massachusetts 02139.

1. PROPERTY LEASED. In consideration of the rent to be paid by Lessee and the covenants and agreements of Lessee hereinafter set forth, Lessor agrees to lease to Lessee and Lessee to lease from Lessor all of the tangible personal property listed on each Equipment Schedule executed, from time to time, pursuant to this Master Lease (with respect to any Equipment Schedule, hereinafter called the "Equipment"). Each Equipment Schedule shall be substantially in the form annexed hereto as Exhibit A and made a part hereof, shall incorporate therein all of the terms and conditions of this Master Lease and shall contain such additional terms and conditions as Lessor and Lessee shall agree upon.

2. TERM AND COMMENCEMENT DATE. 2.1 Term. The term of this Master Lease shall commence on the date set forth above and shall continue in effect thereafter so long as any Equipment Schedule entered into pursuant to this Master Lease remains in effect. Lessor and Lessee agree that all Equipment Schedules entered into pursuant to this Master Lease Agreement shall be effective from the date set forth on such Schedule and shall remain in force until termination by either party upon not less than one hundred twenty (120) days prior written note to the other party at it address as set forth in the applicable Equipment Schedule, which notice shall be effective upon the first day of the month following receipt (or upon receipt if such date is the first day of the month); provided, however, that no such termination shall be effective prior to the expiration of the Initial Term. Except with the prior written consent of Lessor, (i) Lessor's Cost for the Equipment subject to any Equipment Schedule shall be at least $75,000, (ii) there shall be no more than one (1) Equipment Schedule entered into in any 30-day period, (iii) there shall be no more than four (4) Equipment Schedules in the aggregate, and (iv) Lessor's Cost of all Equipment under all Equipment Schedules shall not exceed $1,000,000 in the aggregate.

2.2 Commencement Date. The commencement date (hereinafter called the "Commencement Date") with respect to any item of Equipment leased pursuant to the terms of each applicable Equipment Schedule shall be the Commencement Date set forth in such Equipment Schedule. The lease term shall commence on the Commencement Date and shall continue for the number of full calendar months set forth in such Equipment Schedule (the "Initial Term"). The Initial Term with respect to any such item of Equipment shall begin on the first day of the calendar quarter next following the Commencement Date (or commencing on the Commencement Date if such date is the first day of the calendar quarter) for all items of Equipment to be leased under the applicable Equipment Schedule.

3. RENT AND PAYMENT AND LESSOR'S COST. 3.1 Rent and Payment. Lessee shall pay to Lessor, as rental for the Equipment during each month of the Initial Term of any Equipment Schedule, an amount equal to the Lease Rate Factor set forth on each applicable Equipment Schedule multiplied by the total of Lessor's Cost (as hereinafter defined), which amount (hereinafter called "Monthly Rent"), shall be due and payable in advance on the first day of each calendar month during such Initial Term (each such date being hereinafter called a "Monthly Rent Payment Date"). If the Commencement Date of any Equipment Schedule shall be other than the first day of the calendar quarter, Lessee shall make rental payments ("Interim Rent") equal to one-thirtieth of the Monthly Rent set forth in the Equipment Schedule for each day from and including the Commencement Date through and including the last day of the calendar quarter prior to the beginning of the Initial Term. Rent shall be paid to Lessor by check or wire transfer so as to constitute immediately available funds at the address of Lessor set forth above or at such other place as Lessor shall designate in writing, or, if to an Assignee of Lessor, at such place as such Assignee shall designate in writing, and shall be paid free and clear of all claims, demands or setoffs against Lessor or such Assignee. Whenever any payment (of rent or otherwise) is not made when due hereunder, Lessee shall pay interest on such amount at the rate of two percent (2%) per month or the maximum allowable rate of interest permitted by the law of the state where the Equipment is located, whichever is less (the "Overdue Rate"), to the date of payment.

3.2 Monthly Rent in Advance. Upon Lessee's execution of each Equipment Schedule, Lessee agrees to pay to Lessor the amount set forth on the applicable Equipment Schedule (the "Advance"). So long as Lessee is not in default of the applicable Equipment Schedule, Lessor shall apply the Advance against Lessee's last Monthly Rent Payment. It is agreed that no interest shall be payable by Lessor to Lessee on the Advance.

3.3 Lessor's Cost. The "Lessor's Cost" as used herein or in such Equipment Schedule shall be equal to the purchase pirce which Lessor actually pays for such Equipment.

4. SECTION; WARRANTY AND DISCLAIER of Warranties. 4.1 Selection. Lessee acknowledges, represents and wanants that it has made the selection of the Equipment based on its own judgment, has reviewed and approved any purchase documentation related thereto and expressly disclaims any reliance upon statements made by the Lessor. Lessee authorizes Lessor to insert in each Equipment Schedule the serial number and other identifying data of the Equipment.

4.2 WARRANTY AND DISCLAIMER OF WARRANTIES. Lessor wanants to Lessee that, so long as Lessee shall not be in default of any of the provisions of the applicable Equipment Schedule, neither Lessor, nor any Assignee or Secured Party (as defined in Section 5.3) of Lessor will disturb Lessee's quiet and peaceful possession of the Equipment and Lessee's unrestricted use thereof for its intended purpose. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS OR CAPACITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO; AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS". Lessor shall not be liable, to any extent whatever, for the selection, quality, condition, merchantability, suitability, fitness, operation or performance of the Equipment. Without limiting the generality of the foregoing, Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature (including strict liability in tort) caused, directly or indirectly, by the Equipment or any inadequacy thereof for any purpose, or any deficiency or defect therein, or the use or maintenance thereof, or any repairs, servicing or adjustments thereto; or any delay in providing or failure to provide any part thereof, or any interruption or loss of service or use thereof, or any loss of business, or any damage whatsoever and howsoever caused except for any such loss or damage caused by the wilful misconduct of the Lessor or its agents or representatives. In addition, in no event shall either Lessor or Lessee be liable to the other for special and consequential damages arising from or as a result of a default or failure to perform any term and covenant contained in this Master Lease Agreement. Lessor hereby appoints Lessee as Lessor's agent to assert, during the term of the applicable Equipment Schedule, any right Lessor may have to enforce the manufacturer's warranties, if any; provided, however, that Lessee shall indemnify and hold Lessor or its Assignee harmless from and against any and all claims, costs, expenses, damages, losses and liabilities incurred or suffered by Lessor as a result of or incident to any action by Lessee in connection therewith. Lessee hereby agrees that Lessee shall not exercise any rights or warranties which may adversely affect Lessor's title to the Equipment without prior written consent of Lessor and its assigns.

5. TITLE AND ASSIGNMENT. 5.1 Title. Nothing contained in any Equipment Schedule shall give or convey to Lessee any right, title or interest in or to the Equipment, except as a Lessee as set forth therein, and Lessee represents and agrees that Lessee shall hold the Equipment subject and subordinate to the rights of the Lessor, any Assignee and any Secured Party (as defined in Section 5.3) and Lessee shall furnish Lessor with such documentation as Lessor shall reasonably require with respect thereto. Lessor is hereby authorized by Lessee, at Lessee's expense, to cause this Master Lease, any Equipment Schedule or any statement or other instrument in respect of any Equipment Schedule as may be required by law showing the interest of Lessor, any Assignee and any Secured Party in the Equipment to be filed, and Lessee agrees to execute and deliver Uniform Commercial Code financing statements requested by Lessor for such purpose. Lessee shall, at its expense, protect and defend Lessor's title as well as the interest of any Assignee and any Secured Party against all persons claiming against or through Lessee and shall at all times keep the Equipment free and clear from any legal process, liens or encumbrances whatsoever and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any loss caused thereby.

5.2 ASSIGNMENT, SUBLEASE OR RELOCATION BY LESSEE. UPON THE WRITTEN CONSENT OF LESSOR,

ANY ASSIGNEE AND ANY SECURED PARTY (AS DEFINED US SECTION 5.3) OBTAINED AT LEAST SIXTY (60) DAYS IN ADVANCE (WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD), LESSEE MAY ASSIGN OR SUBLEASE THE EQUIPMENT TO ANY PARTY, OR RELOCATE THE EQUIPMENT TO ANY LOCATION WITHIN ANY STATE OF THE CONTINENTAL UNITED STATES WHICH SHALL HAVE IN EFFECT THE UNIFORM COMMERCIAL CODE, PROVIDED (I) THAT ALL COSTS Of ANY NATURE WHATSOEVER (INCLUDING ANY ADDITIONAL PROPERTY TAXES OR OTHER TAXES AND ANY ADDITIONAL EXPENSES OF INSURANCE COVERAGE) RESULTING FROM ANY RELOCATION, ASSIGNMENT OR SUBLEASE SHALL BE PROMPTLY PAID BY LESSEE UPON PRESENTATION TO LESSEE OF EVIDENCE SUPPORTING SUCH COST, AND II ANY ASSIGNMENT OR SUBLEASE SHALL BE MADE EXPRESSLY SUBJECT AND SUBORDINATE TO THE TERMS OF THIS LEASE AND LESSEE SHALL ASSIGN ITS RIGHTS UNDER SAID ASSIGNMENT OR SUBLEASE 'TO LESSOR, ANY ASSIGNEE AND ANY SECURED PARTY AS ADDITIONAL COLLATERAL AND SECURITY FOR LESSEE'S OBLIGATIONS HEREUNDER. If Lessee fails to so notify Lessor and, as a result of such failure,

Lessor has paid or is required by the jurisdiction where the Equipment was originally located to continue to pay taxes of the sort for which Lessee is responsible under Section 6.2 below, then Lessee shall reimburse Lessor for such taxes, which payment (less Lessor's reasonable costs and expenses) will be refunded to Lessee if and when Lessor receives a corresponding refund from said jurisdiction. In the event of a relocation, assignment or sublease, Lessee, its assignee, or its sublessee, if any, shall cooperate with Lessor in taking all reasonable measures to protect the title of Lessor or any Assignee and the interest of any Secured Party to and in the Equipment. No relocation, assignment or sublease permitted hereunder shall relieve Lessee from any of its obligations under this Lease. Lessee hereby grants to Lessor the right and opportunity to submit or match the last proposal for the sublease or assignment of the Equipment, and to submit a proposal for the financing of any equipment which is replacing Equipment leased pursuant to this Master Lease.

5.3 Assignment by Lessor. Lessee acknowledges and understands that the terms and conditions of each Equipment Schedule have been fixed by Lessor in anticipation of its ability to sell and assign its interest or grant a security interest under each Equipment Schedule and the Equipment listed therein in whole or in part to a security assignee (the "Secured Party") for the purpose of securing a loan to the Lessor. The Lessor may also sell and assign its rights as owner and lessor of the Equipment under any Equipment Schedule to an assignee (the "Assignee"). After such assignments the term Lessor shall mean, as the case may be, such Assignee and/or any Secured Party. Notwithstanding the foregoing, any assignment by Lessor shall not relieve Lessor of its obligations to Lessee. The Lessee hereby consents to such assignment or assignments as shall be designated by written notice given by Lessor to Lessee and further covenants and agrees that (a) any such Secured Party shall have and be entitled to exercise any and all discretions, right and powers of Lessor hereunder or under any Equipment Schedule, but such Secured Party shall not be obligated to perform any of the obligations of Lessor hereunder or under any Equipment Schedule, provided, however that such Secured Party shall not disturb Lessee's quiet and peaceful possession of the Equipment and unrestricted use thereof for its intended purpose during the term hereof so long as Lessee is not in default of any of the provisions hereof and such Secured Party continues to receive all amounts of Monthly Rent payable under such Equipment Schedule; (b) Lessee will pay all Monthly Rent and any and all other amounts payable by Lessee under any Equipment Schedule to such Secured Party, notwithstanding any defense or claim of whatever nature, whether by reason of breach of such Equipment Schedule or otherwise which it may or might now or hereafter have as against Lessor (Lessee reserving its right to have recourse directly against Lessor on account of any such defense or claim); and (c) Subject to and without impairment of Lessee's leasehold rights in and to the Equipment, Lessee holds the Equipment for such Secured Party to the extent of such Secured Party's rights therein.

6. NET LEASE, TAXES AND FEES. 6.1 Net Lease. Lessor and Lessee acknowledge and agree that each Equipment Schedule constitutes a net lease and that Lessee's obligation to pay all Monthly Rent and any and all amounts payable by Lessee under any Equipment Schedule shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and that such payments shall be and continue to be payable in all events. This Lease, and Lessee's obligation to pay all rent and other sums hereunder, shall constitute a "finance lease" under the California Uniform Commercial Code ("UCC"). Lessee waives any and all rights and remedies conferred upon Lessee by UCC Sections 10508 through 10522, including (without limitation) Lessee's rights to (i) cancel or repudiate this Lease, (ii) reject or revoke acceptance of the leased property, (iii) recover damages from Lessor for breach of warranty or for any other reason, (iv) claim a security interest in any rejected property in Lessee's possession or control,
(v) deduct from rental payments all or any part of any claimed damages resulting from Lessor's default under this Lease, (vi) accept partial delivery of the Equipment, (vii) "cover" by making any purchase or lease of other property in substitution for property due from Lessor, (viii) recover from Lessor any general, special, incidental or consequential damages, for any reason whatsoever, and (ix) seek specific performance, replevin or the like for any of the Equipment. The Equipment shall be leased for commercial purposes only, and not for consumer, personal, home or family purposes.

6.2 Taxes and Fees. Lessee covenants and agrees to pay when due or reimburse and indemnify and hold the Lessor harmless from and against all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed during the term of each Equipment Schedule against Lessor, Lessee or the Equipment by any Federal, state, county, or local governmental authority upon or with respect to the Equipment or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to any Equipment Schedule (excepting only Federal, state and local taxes based on or measured solely by the net income of Lessor). Notwithstanding the foregoing, unless otherwise specified in the Equipment Schedule, Lessor shall be responsible for the filing of all personal property tax returns in respect of the Equipment and shall pay all taxes indicated thereon; provided that Lessee shall reimburse Lessor for all such taxes within ten (10) days of receipt of Lessor's invoice therefor.

7. CARE AND USE, MAINTENANCE AND REPAIR, AND INSPECTION BY LESSOR. 7.1 Care, Use and Maintenance. Lessee shall, at its sole expense, at all times during the term of each Equipment Schedule, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear. Lessee shall not use the

Equipment for any purpose other than that for which it was designed. Lessee shall comply with all laws, ordinances and regulations to which the use and operation of the Equipment may be or become subject. Lessee shall, at its sole expense, enter into and maintain in force, for the term of each Equipment Schedule, an appropriate maintenance contract with the manufacturer of the Equipment, or such other party as shall be acceptable to Lessor, and shall provide Lessor with a copy of such contract and all supplements thereto which are applicable to the Equipment. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee shall assume any costs necessary to have the manufacturer recertify the Equipment upon the expiration of the Initial Term or any extension thereof, and further, said Equipment will remain on lease pursuant to the applicable Equipment Schedule until such Equipment shall be re-certified. For the purposes of this Section, any reference to "Equipment" shall include any software included in any such Equipment Schedule and any reference to "manufacturer" shall mean the licensor thereof.

7.2 Alterations and Attachments. Lessee will not, without the prior written consent of Lessor (which consent shall not be unreasonably withheld), affix or install any accessory, equipment or device on the Equipment which cannot be removed or would otherwise reduce the value of the Equipment below the value the Equipment would have had if such accessory equipment or device had not been attached. All such accessories, equipment and devices furnished, attached or affixed to the Equipment shall thereupon become the property of Lessor (except such as may be readily removed without causing material damage to the Equipment). Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix the Equipment to any real property if as a result thereof the Equipment will become a fixture under applicable law.

7.3 Inspection by Lessor. Upon the request of Lessor, Lessee shall at reasonable times during business hours make the Equipment available to Lessor for inspection at the place where it is normally located and shall make Lessee's log and maintenance records, if applicable, pertaining to the Equipment available to Lessor for inspection.

8. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents, warrants and covenants that, with respect to the Master Lease and each Equipment Schedule executed hereunder:

    (a) The Lessee is a corporation duty organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business in each jurisdiction (including the jurisdiction where the Equipment is, or is to be, located) where its ownership or lease of property or the conduct of its business requires such qualification; and has full corporate power and authority to hold property under the Master Lease and each Equipment Schedule and to enter into and perform its obligations under such Lease.

    (b) The execution and delivery by the Lessee of the Master Lease and each Equipment Schedule and its performance thereunder have been duly authorized by all necessary corporate action on the part of the Lessee, and the Master Lease and each Equipment Schedule are not inconsistent with the Lessee's Certificate of Incorporation or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Master Lease and each Equipment Schedule constitute legal, valid and binding agreements of the Lessee, enforceable in accordance with their terms.

    (c) There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Lessee to perform its obligations under the Master Lease and each Equipment Schedule.

    (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

    (e) The Lessee has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except the liabilities and obligations of the Lessee as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been, in any case or in the aggregate, materially adverse to Lessee's ongoing business.

    (f) To the best of the Lessee's knowledge, the Lessee owns, possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

    (g) The Lessee has in full force and effect insurance policies, with extended coverage, insuring the Lessee and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated.

    (h) All material contracts, agreements and instruments to which the Lessee is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Lessee in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies.

    (i) No representation or warranty of or information provided by Lessee contained in this Master Lease, any other documents (including Lessee's business plan), certificate or exhibit furnished or to be furnished to Lessor pursuant thereto or in connection herewith (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they are made, not misleading.

    (j) The Lessee has not granted rights to manufacture or assemble in products to any other entity.

    (k) With the exception of minor indebtedness incurred in the ordinary course of business, the Lessee is not indebted to any employee, shareholder, officer or director of the Lessee, and no such employee, shareholder, officer or director is indebted to the Lessee.

9. DELIVERY AND RETURN OF EQUIPMENT. Lessee hereby assumes the full expense of transportation and in-transit insurance to Lessee's premises and installation thereat of the Equipment. Upon termination (by expiration or otherwise) of each Equipment Schedule, Lessee shall, pursuant to Lessor's instructions and at Lessee's full expense (including, without limitation, expenses of transportation and in-transit insurance), return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, less normal depreciation and wear and tear. Lessee shall return the Equipment to Lessor at its address set forth herein or at such other address within the continental United States as directed by Lessor, provided, however, that Lessee's expense shall be limited to the cost of returning the equipment to Lessor's address as set forth herein.

10. LABELING. Lessee covenants and agrees that, upon the request of Lessor, it shall cause the Equipment to be plainly, permanently and conspicuously marked, by stenciling or by metal tag or plate affixed thereto, indicating Lessor's interest in the Equipment. Lessee shall replace any such stenciling, tag or plate which may be removed or destroyed or become illegible. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone so claiming through Lessor.

11. INDEMNITY. Lessee shall and does hereby indemnify and hold Lessor, any Assignee and any Secured Party and their respective partners, agents and employees harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of bodily injury and property damage liability as it relates to the ownership, selection, possession, leasing, renting, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. During the continuance of the Master Lease as to any Equipment Schedule, Lessee shall, at its own expense, carry commercial general liability insurance reasonably satisfactory to Lessor. In addition, before Lessee commences clinical trials for any product, Lessee shall, at its own expense, obtain and thereafter carry and maintain products liability insurance reasonably satisfactory to Lessor and in an amount of at least $2,000,000 per occurrence. Any amounts received by Lessor with respect to such insurance shall be credited against the Lessee's obligations hereunder.

12. RISK OF LOSS. (a) Effective upon delivery of the Equipment to Lessee and until the Equipment is returned to Lessor as provided in the Master Lease, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, howsoever caused. During the continuance of the Master Lease as to any Equipment Schedule, Lessee shall, at its own expense, cause to be carried and maintained "all-risk" casualty insurance reasonably satisfactory to Lessor with respect to each item of Equipment designated in the Equipment Schedule in an amount not less than the Casualty Value (as hereinafter defined). All policies with respect to such insurance and the insurance required by Section 11 hereof shall name the Lessor as additional insured and (together with any Secured Party) as loss payee, shall provide for at least thirty (30) days prior written notice to the Lessor, Assignee and Secured Party by the underwriter or insurance company in the event of cancellation or expiration and shall in all other respects be reasonably satisfactory to Lessor. The Lessee shall, upon request of the Lessor, furnish appropriate evidence of such insurance; (b) If any item of Equipment is lost or rendered unusable as a result of any physical damage to or destruction of such item of Equipment, Lessee shall give to Lessor prompt notice thereof and the Master Lease and the Equipment Schedule shall continue in effect without any abatement of rent. Lessee shall determine, within fifteen (15) days after the date of occurrence of such loss, damage or destruction, whether such item of Equipment can be repaired. If Lessee determines that such item of Equipment can be repaired, Lessee, at its expense, shall cause such item of Equipment to be promptly repaired.

If Lessee determines that such item of Equipment is lost or cannot be repaired, Lessee shall promptly notify the Lessor and such Equipment shall be deemed to have suffered a "Casualty Loss" for purposes of this Section as of the date of the occurrence of such loss. Within said fifteen (15) days Lessee shall notify the Lessor of the Equipment which has suffered a Casualty Loss and Lessee shall either (A) replace Equipment which has suffered a Casualty Loss with equipment of the same model, type and feature configuration and in the condition required by this Lease, in which case the replacement equipment shall become the Equipment, this lease shall continue in full force and effect, and title in such Equipment shall vest in Lessor free and clear of all liens, claims and encumbrances or (B) pay the Casualty Value, as defined below. If the Casualty Value is paid, any installment of rent with respect to such Equipment due prior to the date of the Casualty Loss shall remain due and payable. After the payment of such Casualty Value and all other amounts due and owing with respect to such Equipment, Lessee's obligation to pay further rent for such Equipment shall cease. Except in the case of loss or total destruction, Lessor will be entitled to recover all Equipment for which a Casualty Value has been paid; provided, however, that Lessee shall dispose of such Equipment for the best price obtainable (on an "as-is, where-is" basis without representation or warranty express or implied), and Lessee shall be entitled to retain all amounts received for the Equipment up to the Casualty Value and Lessee's reasonable costs of disposition attributable thereto, and shall remit the excess, if any, to Lessor. As used herein, "Casualty Value" shall mean the Casualty Value set forth in the Casualty Value Table (attached to the applicable Equipment Schedule) applicable on the Rent Payment Date next preceding the date of Casualty Loss.

13. DEFAULT AND REMEDIES. (a) Lessee shall be in default of any Equipment Schedule upon (i) failure to pay any installment of Monthly Rent or other charge payable by Lessee under such Equipment Schedule as and when the same becomes due and payable and such default continues for a period of five (5) days after written notice; (ii) failure to perform any other term, covenant or condition of such Equipment Schedule or the inaccuracy in any material respect of any representation or warranty made by the Lessee in such Equipment Schedule or in any document or certificate furnished to the Lessor in connection therewith, which default or inaccuracy shall continue for a period of ten (10) days after written notice; (iii) failure to maintain insurance as required by this Lease; (iv) the making of an assignment by Lessee for the benefit a is creditors or the admission by Lessee in writing of its inability to pay its debts as they become due, or the insolvency of Lessee, or the filing by Lessee of a voluntary petition in bankruptcy, or the adjudication of Lessee as a bankrupt, or the filing by Lessee of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Lessee admitting, or the failure by Lessee to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Lessee to, or acquiescence by Lessee in, the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of the properties of Lessee, or the inability of Lessee to pay its debts when due, or the commission by Lessee of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended; (v) failure by Lessee, within sixty (60) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of all or any substantial part of the properties of Lessee, to vacate such appointment; or (vi) default by Lessee under any other Equipment Schedule or other agreement between Lessee and Lessor or its assignee or Secured Party hereunder.

    (b) Upon default, Lessor, at its option, may (1) proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee of the applicable covenants and terms of the applicable Equipment Schedule, or to recover from Lessee any and all damages or expenses, including reasonable attorneys' fees, which Lessor shall have sustained by reason of Lessee's default of any covenants of the applicable Equipment Schedule or on account of Lessor's enforcement of its remedies thereunder, or
(2) upon notice, accelerate the balance of the Monthly Rent thereafter accruing under the applicable Equipment Schedule, to the present value thereof (discounted at a rate equal to nine (9%) per annum), which, together with all rent and other amounts then due shall become immediately due and payable, as liquidated damages and not as a penalty, and Lessor shall have the right to the extent permitted by law: (i) to recover all sums so due thereunder; (ii) to retake immediate possession of the Equipment without any process of law and for such purpose Lessor may enter upon premises where the Equipment may be located and may remove the same therefrom without notice, and without being liable to Lessee therefor except for damage caused by the gross negligence or willful misconduct of Lessor or its agents or representatives; (iii) to sell, lease or otherwise dispose of all or any portion of the Equipment, with the privilege of becoming the purchaser thereof, at public or private sale, for cash or on credit and without notice of its intention to do so or of its doing so, in which event Lessor shall apply the cash proceeds from any sale or other disposition (less the estimated Fair Market Value of the Equipment at the expiration of the Initial Term or any extension thereof), or the present value (discounted at the Overdue Rate) of the monthly rent under any other lease for a term not to exceed the expiration of the Initial Term or any extension thereof (all such amounts to be called "Proceeds" hereinafter), less all costs and expenses incurred in connection with the recovery, repair or storage of the Equipment or the transaction itself, against all sums due from Lessee and to the extent and in the manner permitted by law; Lessee shall be liable to Lessor for, and Lessor may recover from Lessee, the amount by which the Proceeds of any such transaction, less the expenses of retaking, storing, repairing and the transaction itself, including reasonable attorneys' fees incurred by Lessor, are less than all sums due from Lessee under the applicable Equipment Schedule; and (iv) to pursue any other remedy permitted by law or equity. The above remedies, to the extent permitted by law, any one of which Lessor need not, in its discretion, exercise, shall be deemed cumulative and may be exercised successively or concurrently. Lessee shall reimburse Lessor for all costs and expenses incurred in connection with the enforcement of any right or remedy under such Equipment Schedule, including reasonable attorneys' fees. Except as set forth in this Section and to the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damage or which may otherwise limit or modify any of Lessor's rights or remedies, provided, however, that Lessor shall use its best efforts to sell or re-lease the Equipment in accordance with its usual business procedures and the proceeds therefrom shall be applied against the amounts owed by Lessee in accordance with the formula set forth above. Fair Market Value of the Equipment shall be determined on the basis of and shall be the aggregate amount which would be obtainable at the expiration of the Initial Term or any extension thereof in an arms-length transaction between an informed and willing buyer/user under no compulsion to buy and an informed and willing seller under no compulsion to sell.

14. BOARD ATTENDANCE. Lessor or its duly appointed representative shall have the right to attend Lessee's corporate Board of Directors meetings and Lessee shall give Lessor reasonable notice in advance of any special Board of Directors meeting, which notice shall provide an agenda of the subject matter to be discussed at such board meeting. Lessee shall provide Lessor with a certified copy of the minutes of each Board of Directors meeting within thirty (30) days following the date of such meeting held during the term of this Lease.

15. FINANCIAL STATEMENTS. (a) Notwithstanding anything to the contrary contained herein, Lessee shall provide to Lessor the financial statements specified in this Section 15, prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"); provided, however, after the effective date of the initial registration statement covering a public offering of Lessee's securities, the term "Financial Statements" shall be deemed to refer to only those statements required by the Securities and Exchange Commission, to be provided no less frequently than quarterly. For purposes of complying with this Section 15, Lessee shall provide to Lessor (i) as soon as practicable (and in any event within thirty (30) days) after the end of each month, a reasonably detailed statement of revenues, costs, expenses, orders received, backlog, shipments, commitments, contingencies, and changes in the financial position and capital structure of the Lessee incurred during such month (including the commencement of any material litigation by or against Lessee and a trial balance of all accounts on both an adjusted and unadjusted basis), certified by Lessee's Chief Executive or Financial Officer to be true and correct; and
(ii) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit and changes in the financial position and capital structure of Lessee for such year, setting forth in comparative form the corresponding figures for the preceeding fiscal year, and accompanied by an audit report and opinion of the independent certified public accountants selected by Lessee.

    (b) Lessee shall promptly furnish to Lessor any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lessor reasonably believes necessary to evaluate Lessee's continuing ability to meet financial obligations (the "Additional Information").

16. MERGER, SALE, ETC. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN
SECTION 5.2 HEREIN UPON ANY CONSOLIDATION OR MERGER OF THE LESSEE WITH OR INTO ANY OTHER CORPORATION OR CORPORATIONS (WHETHER OR NOT AFFILIATED WITH THE LESSEE), OR SUCCESSIVE CONSOLIDATIONS OR MERGERS IN WHICH THE LESSEE OR ITS SUCCESSOR OR SUCCESSORS SHALL BE A PARTY OR PARTIES, OR UPON ANY SALE OR CONVEYANCE OF ALL OR SUBSTANTIALLY ALL OF THE PROPERTY OF THE LESSEE TO ANY OTHER PERSON OR ENTITY, THE LESSEE SHALL OBTAIN THE WRITTEN CONSENT OF LESSOR PRIOR TO SUCH MERGER, SALE OR CONSOLIDATION ("MERGER"), WHICH CONSENT MAY BE

WITHHELD AT THE DISCRETION OF LESSOR, AND IN THE EVENT LESSOR WITHHOLDS CONSENT, THEN ALL LEASES ENTERED INTO PURSUANT TO THIS MASTER LEASE AGREEMENT PRIOR TO SUCH MERGER SHALL BE DEEMED TERMINATED EFFECTIVE THE DATE OF THE CLOSING OF SUCH MERGER, AND LESSEE SHALL, ON THE DATE OF SUCH CLOSING, PAY LESSOR, AS A TERMINATION FEE, ALL RENTS WHICH ARE DUE OR WOULD BECOME DUE DURING THE INITIAL TERM, BUT FOR SUCH TERMINATION, DISCOUNTED AT SIX PERCENT (6%). IF LESSOR CONSENTS TO SUCH MERGER, LESSEE WILL CAUSE ANY SUCH SUCCESSOR TO CONTINUE TO MAKE THE DUE AND PUNCTUAL PAYMENT OF ALL MONTHLY RENT, AND THE DUE AND PUNCTUAL PERFORMANCE AND OBSERVANCE OF ALL COVENANTS AND OBLIGATIONS OF THE LESSEE HEREUNDER AND UNDER THE LEASE TO BE ASSUMED BY THE CORPORATION (IF OTHER THAN THE LESSEE) FORMED BY SUCH CONSOLIDATION, OR THE CORPORATION INTO WHICH THE LESSEE SHALL HAVE BEEN MERGED OR BY THE PERSON OR ENTITY WHICH SHALL HAVE ACQUIRED SUCH PROPERTY.

7. MISCELLANEOUS. 17.1 Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and in each Equipment Schedule and that this Master Lease Agreement and each Equipment Schedule contains the entire agreement between Lessor and Lessee with respect thereto. Neither this Master Lease nor any Equipment Schedule may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

17.2 No Waiver. No omission, or delay, by Lessor at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Lessee at any time designated, shall be a waiver of any such right or remedy to which Lessor is entitled, nor shall it in any way affect the right of Lessor to enforce such provisions thereafter.

17.3 Binding Nature. Each Equipment Schedule shall be binding upon, and shall inure to the benefit of Lessor, Lessee, and their respective successors, legal representatives and assigns, except, in the case of any Secured Party, to the extent set forth in Section 5.3.

17.4 Survival of Obligations. All agreements, representations and warranties contained in this Master Lease, in any Equipment Schedule or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of Lessor and any assignee or Secured Party and shall survive the execution and delivery of this Master Lease and the expiration or other termination of this Master Lease.

17.5 Notices. Any notice, request or other communication to either party by the other as provided for herein shall be given in writing and only shall be deemed received upon the earlier of receipt or three (3) days after mailing if mailed postage prepaid by regular or airmail to Lessor (to the attention of "Lease Administrator") or Lessee, as the case may be, at the address for such party set forth in the Equipment Schedule or at such changed address as may be subsequently submitted by written notice of either party.

17.6 Applicable Law. This Master Lease has been, and each Equipment Schedule will have been made, executed and delivered in the State of California and shall be governed and construed for all purposes under and in accordance with the laws of the State of California without giving effect to principles of conflicts of law or choice of law. LESSEE AGREES AND CONSENTS THAT THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO OR THE FEDERAL DISTRICT COURT FOR THE JURISDICTION IN THAT COUNTY SHALL HAVE JURISDICTION AND SHALL BE THE VENUE FOR DETERMINATION OF ALL CONTROVERSIES, DISPUTES AND ACTIONS ARISING UNDER THIS LEASE, NOTHING CONTAINED HEREIN IS INTENDED TO PRECLUDE LESSOR FROM COMMENCING ANY ACTION UNDER THIS LEASE IN ANY COURT HAVING JURISDICTION THEREOF.

17.7 Severability. In the event any one or more of the provisions of this Master Lease and/or any Equipment Schedule shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and/or any such Equipment Schedule shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

17.8 Counterparts. This Master Lease and any Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. If Lessor grants a security interest in all or any part of an Equipment Schedule, the Equipment covered thereby and/or sums payable thereunder, only that counterpart Equipment Schedule marked "Secured Party's Original" shall be effective to transfer Lessor's rights therein and all other counterparts shall be marked "Duplicate" to indicate that they are not the "Secured Party's Original".

17.9 Release of Lessor's obligations to lease Equipment. If there is (i) a failure by Lessee to make lease payments on the first day of each month as due; (ii) a default under this Master Lease or any Equipment Schedule hereunder; (iii) any default by Lessee with respect to any indebtedness of the Lessee for borrowed money, by virtue of which the holders of such indebtedness shall have the right to demand immediate payment of such indebtedness (regardless of whether such right shall have been exercised);
(iv) there is an adverse change in Lessee's credit standing; or (v) Lessor, in the reasonable exercise of its judgment and in good faith, shall have determined that the Lessee is unable to perform its obligations under this Lease; then Lessor, at its option and upon prior written notice to Lessee, shall be relieved of its obligation to lease any equipment hereunder with a Commencement Date occurring after the date of such notice. In addition Lessee agrees to reaffirm the representations, warranties and covenants contained herein from time to time as requested by Lessor's written notice.

17.10 Landlord/Mortgagee Waiver Lessee agrees to provide Lessor with a Landlord/Mortgagee Waiver with respect to the Equipment. Such waiver shall be in a form satisfactory to Lessor.

7.11 Equipment Procurement Charges/Progress Payments. Lessee hereby agrees that Lessor shall not, by virtue of its entering into this Lease, be required to remit any payments to any manufacturer or other third party until Lessee accepts the Equipment subject to this Lane and in accordance with Section 2.2 "Commencement Date" hereof.

17.12 Additional Matters. (a) Lessee, upon execution of this Master Lease and thereafter upon execution of each Equipment Schedule, shall provide Lessor with certification with respect to incumbency and authority and an opinion from Lessee's counsel addressed to Lessor or any Secured Party with respect to the representations and warranties set forth in subparagraphs (a) through
(e) of Section 8 above and shall also supply such other documents as Lessor may reasonably request. If Lessee shall fail to timely and properly deliver any of the aforesaid documents within fourteen (14) days of the execution of this Master Lease and each Equipment Schedule, Lessor, in its discretion and notwithstanding anything to the contrary contained in Section 2 hereof, may postpone the commencement of the Initial Term to the first day of the calendar quarter following receipt of all required documents. Lessor shall give Lessee prompt written notice of any such postponement; (b) Section headings are for convenience only and shall not be construed as part of this Master Lease.

    IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.


LESSEE: FOCAL, INC.,                     LESSOR: MMC/GATX PARTNERSHIP NO.I
                                         By: GATX Capital Corporation, as Agent

By: /s/ W. Bradford Smith                By: /s/ Thomas C. Nord
    --------------------------               -------------------------
Title: Vice President, Finance           Title:

                                      EXHIBIT A

EQUIPMENT SCHEDULE NO.______                DATED AS OF _____________________
                                            (the "Commencement Date")


TO MASTER LEASE AGREEMENT DATED AS OF February 28, 1994 ("MASTER LEASE")

LESSEE: FOCAL, INC.                         LESSOR: MMC/GATX PARTNERSHIP NO. I
Admin. Contact/Phone No.:                   Address for all Notices:
Brad Smith
(617) 374-9100                              MMC/GATX Partnership No. I
                                            c/o GATX Capital Corporation
Address for Notices:                        Four Embarcadero Center, Suite 2200
One Kendall Square, Building 600            Attn: Contract Administration
Cambridge, MA 02139

                                            with a copy of required financial
                                            information to:
Attn:
                                            Meier Mitchell & Company
Central Billing Location:                   Four Orinda. Way, Suite 200-B
                                            Orinda, California 94563
Same as above                               Attn: Mr, James V. Mitchell

                                            PAYING AGENT:

Lessee Reference No.:_____________________  Same as above
                      (24 digits maximum)

Location of Equipment:                      Initial Term: 36 months commencing

                                            on ________________________, 199__ .

Same as above

                                            Lease Rate Factor: 3.07%
EQUIPMENT (as defined below):               Advance: $30,700.00


                   Machine Type/                              Serial
  No.     Qty.     Manufacturer    Feature     Description    Number      Rent
  ---     ----     -------------   -------     -----------    ------      ----




                                 See Annex A hereto

Equipment specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period February 28, 1994 through December 31, 1994, up to an aggregate Lessor's Cost of $1,000,000.00; not including upgrades thereto and further excluding custom use equipment, leasehold improvements, installation costs and delivery costs, rolling stock, special tooling, custom equipment, "stand-alone" software, application software bundled into computer hardware, hand held items, molds and fungible items. In no event shall any furniture exceed ten percent (10%) of Lessor's aggregate cost hereunder.

1. EQUIPMENT PURCHASE

    This Equipment Schedule is contingent upon Lessor purchasing the Equipment for an aggregate amount not to exceed $1,000,000.00 pursuant to purchase documentation satisfactory to Lessor. Aggregate Equipment amount shall include all Equipment purchased by Lessor, consisting of amounts financed under Sections (i), (ii) and (iii) below. Lessee confirms that on the Commencement Date hereof (i) all of the Equipment described in Annex A attached hereto was duly accepted by Lessee and became subject to the Lease; and (ii) Lessee became obligated to make rental payments to Lessor and perform certain obligations with respect to such Equipment as provided in the Lease and this Equipment Schedule.

    (i) NEW EQUIPMENT. Lessor will purchase new Equipment which is specifically approved by Lessor.

    (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than April 30, 1994 Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be place on lease subject to: (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:


     ORIGINAL EQUIPMENT
     MANUFACTURER'S                       PERCENT OF ORIGINAL MANUFACTURER'S NET
     SHIP DATE                                 EQUIPMENT COST PAID BY LESSOR

     Between 12/4/93 and 3/3/94                              100%
     Between 10/4/93 and 12/3/93                             80%
     Between 7/4/93 and 10/3/93                              70%
     Between 4/4/93 and 7/3/93                               65%
     Between 1/4/93 and 4/3/93                               60%


    (iii) USED EQUIPMENT. Lessor will purchase "used" Equipment which is obtained from a third party by Lessee for its use subject to: (1) Lessor's prior approval of the Equipment; and (2) at Lessor's appraised value for such used Equipment.

2. OPTION TO EXTEND

     So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right to extend the Initial Term of this Equipment Schedule for a period of one-year by giving Lessor at least one hundred twenty (120) days written notice prior to the expiration of the applicable Initial Term. In such event, the rent to be paid during said extended period shall be mutually agreed upon and if the parties cannot mutually agree, then the Lease shall continue in full force and effect pursuant to the existing terms and conditions until terminated in accordance with its terms. This Equipment Schedule shall continue in effect following said extended period until terminated by either party upon not less than one hundred twenty (120) days prior written notice, which notice shall be effective as of the Monthly Rent Payment Date next following receipt.

3. PURCHASE OPTION

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than one hundred eighty (180) days and no later than one hundred twenty (120) days prior to the expiration of the Initial Term, Lessee shall have the option at the expiration of the Initial Term of this Equipment Schedule to purchase all, but not less than all, of the Equipment listed herein for a purchase price and upon terms and conditions to be mutually agreed upon by the parties following Lessee's written notice, plus any taxes applicable at time of purchase. Said purchase price shall be paid to Lessor at least thirty (30) days before the expiration date of the Initial Term. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but, in no event, earlier than the expiration of the fixed Initial Term. The purchase of the Equipment pursuant to its option herein shall be "AS IS, WHERE IS", without recourse to or an, warranty by Lessor, other than a warranty that such Equipment is free and clear of liens and encumbrances resulting from acts of Lessor. If the parties are unable to agree on the purchase price or the terms and conditions with respect to said purchase, then the Lease with respect to this Equipment shall remain in full force and effect. It is agreed and understood that Lessor is retaining a purchase money security interest in the Equipment listed herein and this Equipment Schedule shall constitute a Security Agreement under the Uniform Commercial Code of the state in which the Equipment is located. Lessor and Lessee agree that for purposes of this paragraph, any licensed software shall not be considered part of the Equipment.

4. SPECIAL TERMS

     The terms and conditions of the Master Lease Agreement as they pertain to this Equipment Schedule are hereby modified and amended as follows:


A.               Intentionally omitted.


B. Section 5.1, "Title" ",except for such claims arising from the actions of the Lessor, any Assignee or any Secured Party."

C.               5.2, "Assignment, Sublease or Relocation by Lessee"

                 Delete the period at the end of this section and insert the following:

                 "; provided, however, Lessee shall be under no obligation to accept Lessor's proposal.".

D.               Section 5.3, "Assignment by Lessor"

                 In line 12, before the word "default" insert the word
                 "material".

                 In line 13, after the letter "(b)" insert the words "upon notification from the Lessor,".

E.               Section 8, "Representations and Warranties of Lessee"

                 In subparagraph (a), line 3, after the word "qualification" insert the words "except where the failure to so quality would no have a material adverse effect on the Company's business".

                 In subparagraph (b), line 4, after the word "contravene" insert the words "in any material way".

                 In subparagraph (b), before the word "default" insert the word "material".

                 Delete the period at the end of subparagraph (b) and insert the following:

                 ", subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law concerning equitable remedies."

                 In subparagraph (k), line 2, before the words "no such employee" insert the words "except for Lessee making loans to employees in connection with the relocation of such employees,".

F.               Section 9, "Delivery and Return of Equipment"

To the end of this Section, add the following:

                 "Notwithstanding the foregoing, the cost of returning the
                  Equipment shall be limited to the cost of transportation between the location of the Equipment's last use and Lessor's warehouse in California."

G.    Section 11, "Indemnity"

      To the end of this Section, add the following:

             "Notwithstanding the foregoing, Lessee shall not be responsible under the terms of this Section 11 to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the gross negligence or willful misconduct of Lessor or any Assignee or Secured Party of Lessor."

H.    Section 12, "Risk of Loss"

      Add subsection (c) as follows:

             "To the extent equipment insurance proceeds are paid directly to Lessor, by virtue of being named a loss payee under Lessee's equipment insurance policy, Lessee's obligation to pay Lessor, pursuant to subsection 12(b) above, shall be decreased by the amount of such insurance proceeds."

I.    Section 15, "Financial Statements"

      In line 7, after the words "each month," insert the following:

             "monthly financial information, which shall include at a minimum, a Balance Sheet as of the end of the month, an Income Statement for the one month period and year-to-date and a Statement of Cash Flow."

      In lines 7-10, delete the words "a reasonably detailed statement of revenues..." through "... and unadjusted basis),".

J.    Section 16, "Merger, Sale, Etc.."

      To the end of this section add the following:

             "NOTWITHSTANDING THE FOREGOING, LESSOR HEREBY CONSENTS TO ANY MERGER WHICH WELL RESULT IN THE FOLLOWING: (A) THE SURVIVING ENTITY HAS A NET WORTH EQUAL TO OR GREATER THAN TEN (10) TIMES THE PRESENT VALUE OF THE REMAINING MONTHLY RENTAL PAYMENTS TO BECOME DUE UNDER THIS LEASE AND UNDER LESSEE'S LEASES WITH COMDISCO, INC. AS THE ORIGINAL LESSOR, DISCOUNTED AT 8%, OR (B) THE SURVIVING ENTITY HAS WORKING CAPITAL OF AT LEAST $12,500,000.00."

MASTER LEASE: This Equipment Schedule is issued pursuant to the Master Lease identified on page 1 hereof. All of the terms, conditions, representations and warranties of the Master Lease are hereby incorporated herein and made a part hereof as if they were expressly set forth in this Equipment Schedule and this Equipment Schedule constitutes a separate lease with respect to the Equipment described herein. By their execution and delivery of this Equipment Schedule, the parties hereby reaffirm all of the terms, conditions, representations and warranties of the Master Lease (including, without limitation, the representations and warranties set forth in Section 8 thereof) except as modified herein.

Dated this____ day of ______________ , 19 __.

FOCAL, INC.,                 MMC/GATX PARTNERSHIP NO. I

as Lessee                    as Lessor

                             By: GATX Capital Corporation, as Agent


By:_______________________            By:  _________________________
Title:_____________________                _________________________

                                    ANNEX A

                            DESCRIPTION OF EQUIPMENT

                              CASUALTY VALUE TABLE